Exhibit 10.2
May 26, 2017
TerraForm Global, Inc.
7550 Wisconsin Ave.
Bethesda, MD 20814
Ladies and Gentlemen:
Reference is made to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 6, 2017, by and among TerraForm Global, Inc., a Delaware corporation (the “Company”), Orion US Holdings 1, L.P., a Delaware limited partnership (“Parent”), and BRE GLBL Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company. Unless otherwise specified, all capitalized terms used and not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement.
1.Concurrently with the execution and delivery of this letter agreement:
(a)     the Company, TerraForm Global, LLC, TerraForm Global Brazil Holding B.V., TERP GLBL Brasil I Participações S.A. and Renova Energia, S.A., a listed sociedade anonima (S.A.) organized under the laws of Brazil (“Renova”), have entered into a Settlement Agreement and Mutual Release, dated as of the date hereof (the “Settlement Agreement and Mutual Release”), a copy of which is attached as Exhibit A hereto; and
(b)    Parent, certain affiliates of Parent and Renova have entered into a Purchase & Sale Agreement, dated as of the date hereof (the “Purchase and Sale Agreement”), a copy of which is attached as Exhibit B hereto.
2.    Parent has reviewed the Settlement Agreement and Mutual Release and the Purchase and Sale Agreement.
3.    Parent hereby consents to (a) the entry into the Settlement Agreement and Mutual Release by the Company, TerraForm Global, LLC, TerraForm Global Brazil Holding B.V. and TERP GLBL Brasil I Participações S.A. and (b) the settlement of the Renova Claim in accordance with the terms of the Settlement Agreement and Mutual Release.
4.    Parent hereby acknowledges and agrees that (a) upon the later to occur of the Effective Time (as defined in the Settlement Agreement and Mutual Release) and the Closing (as defined in the Purchase and Sale Agreement), the condition to the obligations of Parent and

Merger Sub to effect the Merger set forth in Section 7.2(c) (Litigation Settlement) of the Merger Agreement, solely with respect to the Renova Claim, shall have been satisfied and (b) solely for purposes of determining whether the condition to the obligations of Parent and Merger Sub to effect the Merger set forth in Section 7.2(c) (Litigation Settlement) of the Merger Agreement has been satisfied, the aggregate payment made by the Company and its Subsidiaries (net of any amounts funded directly or indirectly by insurance proceeds) under the Settlement Agreement and Mutual Release in connection with the settlement of the Renova Claim shall be deemed to be zero; provided, that Parent’s acknowledgement and agreement pursuant to this Section 4 of this letter agreement shall be invalid and shall not be effective if the representation and warranty of the Company set forth in Section 5 of this letter agreement is not true and correct, except for immaterial inaccuracies.
5.    The Company represents and warrants that (a) there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings of any kind pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries by Renova or any of its affiliates that are (i) not included within the definition of "Renova Claims" under the Settlement Agreement and Mutual Release; or (ii) not covered by the Settlement Agreement and Mutual Release, and (b) none of the Company or any of its Subsidiaries has entered into any agreement, representation or undertaking of any kind with Renova or any of its affiliates relating to the Arbitration (as defined in the Settlement Agreement and Mutual Release), the Renova Claims (as defined in the Settlement Agreement and Mutual Release) or the Global Claims (as defined in the Settlement Agreement and Mutual Release), in each case, that would in any way amend or modify the terms or scope or limit or preclude, in whole or in part, the operation or effect of, the Settlement Agreement and Mutual Release.
6.    The Company agrees to use commercially reasonable efforts to pursue and obtain, and to cause its Subsidiaries to use commercially reasonable efforts to pursue and obtain, the coverage of the Settlement Payment (as defined in the Settlement Agreement and Mutual Release), and the funding or reimbursement in full thereof, under all applicable insurance policies maintained by the Company or any of its Subsidiaries, subject to the rights to coverage of the other parties thereto or beneficiaries thereof.
7.    This letter agreement, the Merger Agreement, the Company Disclosure Letter, the Settlement Agreement, the Voting and Support Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THE MERGER AGREEMENT AND IN THIS LETTER AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES OR RELIES ON ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR

DELIVERY OF THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.
8.    The provisions set forth in Sections 9.2 (Modification or Amendment), 9.3 (Waiver of Conditions), 9.4 (Counterparts), 9.5 (GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE), 9.6 (Notices), 9.8 (No Third Party Beneficiaries), 9.11 (Severability), 9.12 (Interpretation; Construction) and 9.13 (Assignment) of the Merger Agreement shall apply to this letter agreement mutatis mutandis.
[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed this letter agreement as of the date above first written.

Very truly yours,

ORION US HOLDINGS 1 L.P., by its general partner, ORION US GP LLC

By	/s/ Andrea Rocheleau
	Name:	Andrea Rocheleau
	Title:	Senior Vice President

CONFIRMED AND AGREED TO:

TERRAFORM GLOBAL, INC.

By	/s/ Yana Kravtsova
	Name:	Yana Kravtsova
	Title:	Senior Vice President, General Counsel and Secretary